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                                     EXHIBIT A

                              Joint Filing Agreement

     Hareton Sales & Marketing, Inc., a Canadian corporation, and Mitchell S.T. Wine, hereby agree that the Schedule 13D signed by each of them on March 10, 1999, and to be filed with the Securities and Exchange Commission, shall be filed on behalf of each of them, and each of them hereby consents to such joint filing.

Dated: March 10, 1999


                                       HARETON SALES & MARKETING, INC.,
                                       a Canadian corporation


                                       By:      /s/ Mitchell S.T. Wine
                                          -------------------------------------
                                          Mitchell S.T. Wine, Vice President



                                                /s/ Mitchell S.T. Wine
                                          -------------------------------------
                                          Mitchell S.T. Wine, in his
                                           individual capacity